Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-800-321-6064

Nationwide Destination L®
Application for
Individual Flexible Purchase Payment Variable Deferred Annuity
Minimum Initial Purchase Payment of $10,000

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: MI: Last Name:

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID:

Street:

City: State: ZIP:

1b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Limited to spouses, except in HI.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1d. Spousal Protection/Co-Annuitant *(No added charge. **Not available with CRTs.**)*

With Spousal Protection, both spouses will automatically be Primary Beneficiaries.

☐ Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1f. Beneficiaries *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.*

STOP *If you elected Spousal Protection/Co-Annuitant (section 1d), provide contingent beneficiaries only.*

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified
☐ IRA – Tax Year: ______
☐ Roth IRA – Tax Year: ______
☐ SIMPLE IRA*
☐ CRT* (Charitable Remainder Trust)
☐ SEP IRA*
☐ 401(k)*
☐ 401(a)* (Investment Only)

** Additional forms required. Please see the New Business Enrollment Packet.*

2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Purchase Payment

Approximate Amount: $ ______ **($10,000 initial minimum.)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. Capital Preservation Plus Lifetime Income (CPPLI)

Not available if the Nationwide Lifetime Income Option (L.Inc) is elected.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be age 35 or older.

When electing this Option, transfers between funds/models may be limited. Please contact Nationwide for more details.

NOTE: This Option may have limited usefulness when elected in conjunction with tax-qualified contract types because partial withdrawals made to satisfy minimum distribution rules might result in a proportional reduction in the Benefit Base. If you plan to exercise the benefit before or after your required minimum distribution beginning date under a tax-qualified contract, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.

Capital Preservation Plus Lifetime Income (CPPLI)

☐ **6-Month DCA** ☐ **12-Month DCA** ☐ **No DCA**

A Enhanced Equity Exposure Program
(Select duration /fund option below)

STOP Choose only one box below.

Program Duration 5 Year	7 Year	10 Year	**Fund Option** (select only **one**)
☐	☐	☐	Nationwide Custom Portfolio (Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.)
☐	☐	☐	American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)
		☐	American Funds NVIT Asset Allocation Fund
☐	☐	☐	NVIT Cardinal Conservative Fund
☐	☐	☐	NVIT Cardinal Moderately Conservative Fund
☐	☐	☐	NVIT Cardinal Balanced Fund
	☐	☐	NVIT Cardinal Moderate Fund
	☐	☐	NVIT Cardinal Capital Appreciation Fund
		☐	NVIT Cardinal Moderately Aggressive Fund
☐	☐	☐	NVIT Investor Dest. Conservative Fund
☐	☐	☐	NVIT Investor Dest. Moderately Conservative Fund
☐	☐	☐	Balanced Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Conservative Fund)
	☐	☐	NVIT Investor Dest. Moderate Fund
	☐	☐	Capital Appreciation Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Aggressive Fund)
		☐	NVIT Investor Dest. Moderately Aggressive Fund
		☐	NVIT Investor Dest. Aggressive Fund
	☐	☐	VIP Freedom 2010 Portfolio
		☐	VIP Freedom 2020 Portfolio
		☐	VIP Freedom 2030 Portfolio

☐ **Check here if there will be multiple transfers or 1035 Exchanges into this Option.**
(IMPORTANT: Nationwide must know of all possible transfers at the inception of the Contract.)

Complete this page if you want the L.Inc Option.
Please submit all pages of the application.

3b. The Nationwide Lifetime Income Option℠ (L.Inc)

Not available with CPPLI.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85.

Select one or more funds from Box A, or one model from Box B.

The Nationwide Lifetime Income Option℠ (L.Inc)

☐ **6-Month Enhanced DCA** ☐ **12-Month Enhanced DCA** ☐ **No DCA**

A *Whole percentages only. Must add up to 100%.*

%	Fund
%	American Funds NVIT Asset Allocation Fund
%	NVIT Cardinal Conservative Fund
%	NVIT Cardinal Moderately Conservative Fund
%	NVIT Cardinal Balanced Fund
%	NVIT Cardinal Moderate Fund
%	NVIT Cardinal Capital Appreciation Fund
%	NVIT Cardinal Moderately Aggressive Fund
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Moderate Fund
%	NVIT Investor Dest. Moderately Aggressive Fund
%	VIP Freedom 2010 Portfolio
%	VIP Freedom 2020 Portfolio
= 100%	

or

B *Elect **one** option only. **100%** of the variable money in the contract will be allocated to option elected.*

☐ American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)

☐ Balanced Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Conservative Fund)

☐ Capital Appreciation Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Aggressive Fund)

STOP Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.

☐ Nationwide Custom Portfolio

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☐ Not Sure

STOP If you want to begin immediate income, you must complete the L.Inc Administrative form in the New Business Enrollment Packet.

By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Spouse must be between the age of 45 and 85.) Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f.

☐ **Spousal Continuation Benefit** ☐ Same as Co-Annuitant

First Name: __________ MI: ____ Last Name: __________

Date of Birth: __________ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

3c. Death Benefits *Includes a Standard Death Benefit unless an Enhanced Death Benefit is elected.*

I elect *(choose only **one**)*:
- ☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuintant, age 80 or younger.)*
- ☐ One-Month Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*
- ☐ Combination Enhanced Death Benefit II - Greater of One-Year/5% Interest *(Annuitant/Co Annuitant, age 75 or younger.)*

3d. Beneficiary Protector II ***Not available in ND.***

I elect: ☐ Beneficiary Protector II *(Annuitant/Co-Annuitant, age 75 or younger.)*

4. Investment Options

4a. Administrative Services

Asset Rebalancing – *Only the variable portion of the allocations will be rebalanced. Not available with L.Inc or the Enhanced CPPLI Option(s).* ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Dollar Cost Averaging (DCA) – DCA these allocations from:
- ☐ 6-month Enhanced
- ☐ 12-month Enhanced
- ☐ Interest Averaging Monthly
- ☐ Standard Fixed Account Monthly: Dollar Amount $

4b. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Consult your prospectus for reference to Share Class.

AIM Variable Insurance Funds
- % AIM V.I. Capital Development Fund

AllianceBernstein Variable Products Series Fund, Inc.
- % AllianceBernstein Small/Mid Cap Value Portfolio

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund
- % American Century VP Value Fund

American Century Variable Portfolios II, Inc.
- % American Century VP Inflation Protection Fund

Dreyfus
- % Dreyfus Investment Portfolios - Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus Variable Investment Fund – Appreciation Portfolio

Fidelity Variable Insurance Products Fund
- % VIP Energy Portfolio*
- % VIP Equity-Income Portfolio
- % VIP Freedom 2010 Portfolio
- % VIP Freedom 2020 Portfolio
- % VIP Freedom 2030 Portfolio
- % VIP Growth Portfolio
- % VIP Investment Grade Bond Portfolio
- % VIP Mid Cap Portfolio
- % VIP Overseas Portfolio*

Franklin Templeton Variable Insurance Products Trust
- % Franklin Income Securities Fund
- % Franklin Small Cap Value Securities Fund
- % Franklin Templeton VIP Founding Funds Allocation Fund
- % Templeton Foreign Securities Fund*
- % Templeton Global Income Securities Fund*

Janus Aspen Series
- % Forty Portfolio
- % International Growth Portfolio*

Lehman Brothers Advisers Management Trust
- % AMT Short Duration Bond Portfolio

MFS® Variable Insurance Trust
- % MFS Value Series

Nationwide Variable Insurance Trust (NVIT)
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Gartmore NVIT Emerging Markets Fund*
- % Gartmore NVIT International Equity Fund*
- % Lehman Brothers NVIT Core Plus Bond Fund
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal Aggressive Fund
- % NVIT Cardinal Balanced Fund
- % NVIT Cardinal Capital Appreciation Fund
- % NVIT Cardinal Conservative Fund
- % NVIT Cardinal Moderate Fund
- % NVIT Cardinal Moderately Aggressive Fund
- % NVIT Cardinal Moderately Conservative Fund
- % NVIT Core Bond Fund
- % NVIT Government Bond Fund
- % NVIT Health Sciences Fund*
- % NVIT International Index Fund*
- % NVIT Mid Cap Growth Fund
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager International Growth Fund*
- % NVIT Multi-Manager International Value Fund*
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Growth Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Nationwide Fund
- % NVIT Short Term Bond Fund
- % NVIT Technology and Communications Fund*
- % NVIT U.S. Growth Leaders Fund
- % Van Kampen NVIT Comstock Value Fund
- % Van Kampen NVIT Multi Sector Bond Fund
- % Van Kampen NVIT Real Estate Fund

NVIT Investor Destinations Funds
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Aggressive Fund

Oppenheimer Variable Account Funds
- % Oppenheimer Capital Appreciation Fund/VA
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer High Income Fund/VA
- % Oppenheimer Main Street Fund® /VA
- % Oppenheimer Main Street Small Cap Fund®/VA

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Blue Chip Growth Portfolio
- % T. Rowe Price Equity Income Portfolio

Van Kampen

The Universal Institutional Funds, Inc.
- % Core Plus Fixed Income Portfolio

Passive Packaged Options ***(Elect only One Option. 100% of variable money in the contract will be allocated to Option elected.)***
- ☐ Balanced Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Conservative Fund)
- ☐ Capital Appreciation Option (50% NVIT Investor Dest. Moderate Fund and 50% NVIT Investor Dest. Moderately Aggressive Fund)

Nationwide Life Insurance Company
- % Fixed Account

5. State Disclosures

Notice to MN, ND, SC, SD and TX Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the fluctuations in the net investment factor and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

6. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any benefits under this contact to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

Contract Owner's Daytime Phone Number: (   )

Contract Owner's E-mail Address: ______

7. Registered Representative Information

7a. Primary Registered Representative Information *(Please print.)*

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

7b. Additional Registered Representative Information *(Please print.)*

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X

Affix Registered Representative label here if applicable.